UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

January 11, 2021

Date of Report (Date of earliest event reported)

Generation Hemp, Inc.

(Exact name of registrant as specified in its charter)

Colorado	000-55019	26-3119496
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5128 Horseshoe Trail Dallas, Texas	75209
(Address of principal executive offices)	(Zip Code)

(469) 209-6154

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K and other reports filed by us from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to us or our management identify forward looking statements. Such statements reflect the current view of our management with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) as they relate to our industry, our operations and results of operations, and any businesses that we may acquire. Should one or more of the events described in these risk factors materialize, or should our underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the U.S. federal securities laws, we do not intend to update any of the forward-looking statements to conform them to actual results. The following discussion should be read in conjunction with our pro forma financial statements and the related notes that will be filed herein.

Introductory Note

As previously disclosed in the Annual Report on Form 10-K for the Fiscal Year ended December 31, 2019 of Generation Hemp, Inc (“the “Company”), filed with the Securities and Exchange Commission on December 15, 2020, the Company entered into that certain Asset Purchase Agreement (the “Purchase Agreement”), dated as of March 7, 2020, by and among Halcyon Thruput, LLC (“Halcyon Thruput”), GenH Halcyon Acquisition, LLC, the Company, OZ Capital, LLC, OZC Agriculture KY, LP, and certain owners set forth therein. Pursuant to the Purchase Agreement, the Company announced the purchase of 100% of the assets of Halcyon Thruput.

Item 1.01 Entry into a Material Agreement

Amendment to Merger Agreement

On January 11, 2021, the Company and the other parties to the Purchase Agreement entered into the First Amendment to the Purchase Agreement (the “Amendment”), which amended the Purchase Agreement to amend certain provisions of the Purchase Agreement, which among other things, amended the structure of the consideration being paid.

The foregoing description of the Amendment is only a summary and is qualified in its entirety by reference to the complete text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.01 Completion of Acquisition or Disposition of Assets

On January 11, 2021, the Company completed the previously announced acquisition of 100% of the assets of Halcyon Thruput pursuant to the Purchase Agreement as amended by Amendment No. 1.

The purchase consideration for the acquired assets totaled approximately $5.1 million consisting of 6,250,000 shares of Company common stock valued at $2.5 million (valued at $0.40 per share; restricted from trading for a period of up to one year), $1.75 million in cash, a promissory note for $850 thousand issued by GenH Halcyon Acquisition, LLC and guaranteed by Gary C. Evans, CEO of the Company, and assumption of approximately $1.0 million of new indebtedness of Halcyon Thruput.

The Company will continue Halcyon Thruput’s business of providing post-harvest and midstream services to growers by drying, processing, cleaning, stripping harvested hemp directly from the field and wetbaled at its 48,000 square foot facility located in Hopkinsville, Kentucky.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in the second paragraphs of Item 2.01 regarding (a) promissory note for $850 thousand issued by GenH Halcyon Acquisition, LLC and guaranteed by Gary C. Evans, CEO of the Company and (b) the assumption by the Company of approximately $1.0 million of new indebtedness of Halcyon Thruput above is incorporated by reference into this Item 2.03.

The foregoing description of the promissory note is only a summary and is qualified in its entirety by reference to the complete text of the promissory note, which is filed as Exhibits 10.2 to this Current Report on Form 8-K and incorporated by reference herein. The foregoing description of the assumption by the company of approximately $1.0 million of new indebtedness is only a summary and is qualified in its entirety by reference to the complete text of the Guaranty made by the Company in favor of Coventry Asset Management, which is filed as Exhibits 10.3 to this Current Report on Form 8-K and incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth in the second paragraph of Item 2.01 above is incorporated by reference into this Item 3.02. The disclosure set forth in the third paragraph of Item 5.02 below is incorporated by reference into this Item 3.02.

The securities issued in connection with the purchase of the assets and the Term Employment Agreements have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Concurrent with the closing of the asset acquisition on January 11, 2021 described in Item 2.01, the Company entered into a Term Employment Agreement with Jack Sibley to serve as Vice President of GenH Halcyon Acquisition, LLC for a term of at least two years. Mr. Sibley will receive a base salary of $175,000 per annum. Mr. Sibley will be eligible for incentive compensation under the Company’s 2020 Omnibus Incentive Plan or any successor plan and will be eligible for annual performance bonuses each year. Any such award will be subject to the terms and conditions of the Company’s 2020 Omnibus Incentive Plan and applicable award agreement. Mr. Sibley is eligible to participate in the Company’s benefit programs as made generally available to other senior executives.

Also concurrent with the closing of the asset acquisition on January 11, 2021 described in Item 2.01, the Company entered into a Term Employment Agreement with Watt Stephens to serve as Vice President and Secretary of GenH Halcyon Acquisition, LLC for a term of at least two years. Mr. Stephens will receive a base salary of $175,000 per annum. Mr. Stephens will be eligible for incentive compensation under the Company’s 2020 Omnibus Incentive Plan or any successor plan and will be eligible for annual performance bonuses each year. Any such award will be subject to the terms and conditions of the Company’s 2020 Omnibus Incentive Plan and applicable award agreement. Mr. Stephens is eligible to participate in the Company’s benefit programs as made generally available to other senior executives.

The Term Employment Agreements with Mr. Sibley and Mr. Stephens each provide for the issuance of 250,000 shares of restricted common stock of the Company as a signing bonus. Such shares are subject to restrictions on the trading or transfer of such common stock as described therein.

Further, the Term Employment Agreements with Mr. Sibley and Mr. Stephens each provide for the payment by the executives of liquidated damages if the Employee terminates his employment without Good Reason during the Initial Term, other than due to the Employee’s death or Disability. Such liquidated damages total $600,000 if such termination occurs on or prior to January 11, 2022 or $375,000 if such termination occurs after January 11, 2022 and prior to January 11, 2023.

There are no arrangements or understandings between Mr. Sibley, Mr. Stephens and any other person pursuant to which each person was selected as an officer of the Company. Mr. Sibley nor Mr Stephens has any family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to be a director or executive officer.

The foregoing description of the Term Employment Agreements are only summaries and each summary is qualified in its entirety by reference to the complete text of the Amendment, which are filed as Exhibits 10.4 and 10.5 to this Current Report on Form 8-K and incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On November 27, 2019, the Company issued a press release announcing the purchase of the assets of Halcyon Thruput. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01 and the accompanying Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. Further, the information in this Item 7.01 and Exhibit 99.1(i) will not be deemed an admission as to the materiality of any information herein (including Exhibit 99.1) and (ii) is not to be incorporated by reference into any filings of the Company.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Financial statements as required for the periods specified in Rule 8-04(b) of Regulation S-X, and meeting the requirements of Regulation S-X, are not included in this Report. The Company will provide the required financial statements by amendment of this Current Report within 71 calendar days from the date on which this Current Report on Form 8-K is required to be filed.

(b)	Pro forma financial information.

Pro forma financial information, if and as required by Rule 8-05 of Regulation S-X, and meeting the requirements of Regulation S-X, are not included in this Report. If pro forma financial information is required with respect to the transaction described above, the Company will provide such required pro forma financial information by amendment of this Current Report within 71 calendar days from the date on which this Current Report on Form 8-K is required to be filed.

(d)	Exhibits

Exhibit No.	Description of Exhibit

10.1	First Amendment to Asset Purchase Agreement dated January 11, 2021, by and among, Generation Hemp, Inc., GENH Halcyon Acquisition, LLC, Oz Capital, LLC, OZC Agriculture KY LP, Halcyon Thruput, LLC, and the owners set forth therein.

10.2	Subordinated Promissory Note dated January 11, 2021, by GenH Halcyon Acquisition, LLC (the “Borrower”) and Halcyon Thruput, LLC

10.3	Guaranty Agreement, dated December 31, 2020, of Generation Hemp in favor of Coventry Asset Management.

10.4	Term Employment Agreement dated January 11, 2021, between Generation Hemp, Inc. and Jack Sibley

10.5	Term Employment Agreement dated January 11, 2021, between Generation Hemp, Inc. and Watt Stephens

99.1	Press Release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Generation Hemp, Inc. has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERATION HEMP, INC.

Date: January 15, 2021	By:	/s/ Gary C. Evans
Gary C. Evans
Chief Executive Officer